                                                                      EXHIBIT 11

                  MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   COMPUTATION OF PER COMMON SHARE EARNINGS
                    (in millions, except per share amounts)

                                                     FOR THE THREE MONTHS ENDED
                                                     --------------------------
                                                      March 26,        March 27,(a)
                                                          1999             1998
                                                     ---------        ---------
Net earnings                                         $     609         $    514
Preferred stock dividends                                  (10)             (10)
                                                     ---------        ---------
Net earnings applicable to
  common stockholders                                $     599        $     504
                                                     =========        =========

Weighted-average shares outstanding (basic shares)       364.0            349.5

Effect of dilutive instruments:
  Employee stock options                                  29.8             29.3
  FCCAAP shares                                           16.6             16.8
  Restricted units                                         5.2              4.5
  ESPP shares                                               .1               .1
                                                     ---------        ---------

  Dilutive potential common shares                        51.7             50.7
                                                     ---------        ---------

Total weighted-average diluted shares                    415.7            400.2
                                                     =========        =========

BASIC EARNINGS PER SHARE                                 $1.65            $1.44
                                                     =========        =========

DILUTED EARNINGS PER SHARE                               $1.44            $1.26
                                                     =========        =========

(a) Amounts have been restated from that originally reported on Form 10-Q to reflect the 1998 merger with Midland Walwyn Inc., accounted for as a pooling-of-interests.

Basic and diluted earnings per share are based on actual numbers before rounding.